UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 26, 2010 (March 19, 2010)

DEBUT BROADCASTING CORPORATION, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50762	88-0417389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1209 16th Avenue South, Suite 200
Nashville, Tennessee	37212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(615) 866-0530

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2010, Debut Broadcasting Mississippi, Inc. (the “Company”), a wholly-owned subsidiary of Debut Broadcasting Corporation, Inc., entered into a Time Brokerage Agreement (the “Agreement”) with Delta Radio LLC, a Nevada Limited Liability Company (“DRL”) pursuant to which the Company will lease to DRL broadcast time and programming with respect to the certain radio stations identified as WIQQ FM, WBAQ FM, and WNIX AM in Greenville and Leland, Mississippi for $2,000 per month.   The agreement, dated  March 19, 2010 was received and executed by the Company on March 23, 2010, and is effective April 1, 2010.  DRL will also pay all normal and customer expenses of the radio station including electric, royalty, telephone, insurance and rent expenditures.  Except for the Agreement, there is no material relationship between DRL and the Company or its affiliates.

The description of the Agreement set forth herein does no purport to be complete and is subject to and qualified in its entirety by reference to the text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements
None.

(b)	Pro Forma Financial Statements
None.

(d)	Exhibits

	Exhibit 10.1	Time Brokerage Agreement with Delta Radio LLC, dated as of March 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Debut Broadcasting Corporation, Inc.

/s/ Sariah Hopkins
Sariah Hopkins
Executive Vice President, and
Chief Financial Officer

Date: March 26, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1	Time Brokerage Agreement with Delta Radio LLC dated March 19th, 2010.